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                                                                    Exhibit 4.12



                      COMMON SECURITIES GUARANTEE AGREEMENT



                              M.D.C. HOLDINGS, INC.



                                   Dated as of


                        Relating to Common Securities of

                          MDC CAPITAL FUNDING TRUST [ ]





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                                TABLE OF CONTENTS

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                                    ARTICLE I

                 DEFINITIONS AND INTERPRETATION

SECTION 1.1   Definitions Interpretation..................................................................2

                           ARTICLE II

                            GUARANTEE

SECTION 2.1   Guarantee...................................................................................3
SECTION 2.2   Waiver of Notice and Demand.................................................................4
SECTION 2.3   Obligations Not Affected....................................................................4
SECTION 2.4   Rights of Holders...........................................................................5
SECTION 2.5   Guarantee of Payment........................................................................5
SECTION 2.6   Subrogation.................................................................................5
SECTION 2.7   Independent Obligations.....................................................................5

                           ARTICLE III

                   LIMITATION OF TRANSACTIONS

SECTION 3.1   Limitation of Transactions..................................................................6

                           ARTICLE IV

                           TERMINATION

SECTION 4.1   Termination.................................................................................6

                            ARTICLE V

                          MISCELLANEOUS

SECTION 5.1   Successors and Assigns......................................................................7
SECTION 5.2   Amendments..................................................................................7
SECTION 5.3   Notices.....................................................................................7
SECTION 5.4   Benefit.....................................................................................8
SECTION 5.5   Governing Law...............................................................................8
SECTION 5.6   No Recourse Against Certain Persons.........................................................8

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                      COMMON SECURITIES GUARANTEE AGREEMENT


                  GUARANTEE AGREEMENT (this "Common Securities Guarantee"),
dated as of [         ], is executed and delivered by M.D.C. Holdings, Inc., a
Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of MDC Capital Funding Trust [ ], a Delaware business trust (the "Issuer").

                  WHEREAS, pursuant to an amended and restated Declaration of
Trust (the "Declaration"), dated as of [          ], among the Trustees of the
Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer
is issuing on the date hereof     common securities having an aggregate
liquidation amount of $     designated the Common Securities (the "Common
Securities");

                  WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Capital Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Capital Securities (as defined herein), except that if an Event of Default (as such term is defined in the Indenture) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Capital Securities to receive guarantee payments under the Capital Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

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                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION


SECTION 1.1 DEFINITIONS INTERPRETATION.

                  In this Common Securities Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

                  (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

                  (f) a reference to the singular includes the plural and vice versa.

                  "Capital Securities" shall mean the securities representing preferred undivided beneficial interests in the assets of the Issuer.

                  "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Common Securities, to the extent the Issuer has funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Trust Debentures to the Holders in exchange for Common Securities

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as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Indenture) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Capital Securities to receive guarantee payments under the Capital Securities Guarantee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

                  "Indenture" means the Indenture dated as of [          ],
between the Guarantor and [          ], as Trustee, and the First Supplemental
Indenture thereto pursuant to which certain subordinated debt securities of the Guarantor are to be issued to the Property Trustee (as defined in the Declaration), as from time to time amended.

                  "Property Trustee" shall have the meaning ascribed to such term in the Declaration.

                  "Trust Debentures" means the series of subordinated debt
securities of the Guarantor designated the [          ], held by the Property
Trustee.


                                   ARTICLE II

                                    GUARANTEE


SECTION 2.1 GUARANTEE

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

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SECTION 2.2 WAIVER OF NOTICE AND DEMAND


                  The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3 OBLIGATIONS NOT AFFECTED

                  The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions or other sum payable that results from the extension of any interest payment period on the Trust Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Common Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

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                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4 RIGHTS OF HOLDERS

                  The Guarantor expressly acknowledges that any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

SECTION 2.5 GUARANTEE OF PAYMENT

                  This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6 SUBROGATION

                  The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7 INDEPENDENT OBLIGATIONS

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

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                                   ARTICLE III

                           LIMITATION OF TRANSACTIONS


SECTION 3.1 LIMITATION OF TRANSACTIONS

                  (a) So long as any Common Securities remain outstanding, if
(i) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, or (ii) if an Event of Default (as defined in the Indenture) shall exist then (a) the Guarantor shall not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to any of the foregoing, and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor (including any guarantees) which rank pari passu with or junior to the Trust Debentures.
                  (b) Notwithstanding subsection 3.1(a) or any other language to the contrary contained in this Common Securities Guarantee, nothing shall prevent the Guarantor from: (i) declaring or paying any dividend on, or making any distribution with respect to, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its capital stock in or with (x) securities of the Guarantor (including capital stock) that rank junior to such capital stock or (y) securities (including capital stock) of the Guarantor or
(ii) paying any interest, principal or premium on, or repaying, repurchasing or redeeming, any debt securities issued by the Guarantor that rank pari passu with or junior to the Trust Debentures, with securities of the Guarantor (including capital stock) that rank junior to such debt securities.


                                   ARTICLE IV

                                   TERMINATION


SECTION 4.1 TERMINATION

                  This Common Securities Guarantee shall terminate upon the first to occur of (i) full payment of the Redemption Price of all Common Securities, (ii) the distribution of Trust Debentures to the Holders of all of the Common Securities or (iii) the full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities



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must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.


                                    ARTICLE V

                                  MISCELLANEOUS


SECTION 5.1 SUCCESSORS AND ASSIGNS

                  All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2 AMENDMENTS

                  Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 5.3 NOTICES

                  All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) if given to the Issuer, in care of the Regular Trustees at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

                           MDC Capital Funding Trust [  ]
                           c/o M.D.C. Holdings, Inc.
                           3600 S. Yosemite Street
                           Suite 900
                           Denver, Colorado  80237
                           Attention:

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                                      -8-

                  (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                           M.D.C. Holdings, Inc.
                           3600 S. Yosemite Street
                           Suite 900
                           Denver, Colorado  80237
                           Attention:

                  (c) if given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4 BENEFIT

                  This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable from the Common Securities.

SECTION 5.5 GOVERNING LAW

                  THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 5.6 NO RECOURSE AGAINST CERTAIN PERSONS

                  No past, present or future director, officer, employee or stockholder, as such, of the Guarantor or any successor thereof shall have any liability for any obligations of the Guarantor under this Capital Securities Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of this Common Securities Guarantee and the Common Securities.

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                  THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF

                  This Common Securities Guarantee is executed as of the day and year first above written.

                                          M.D.C. HOLDINGS, INC.


                                          By:
                                             ----------------------------------
                                               Name:
                                               Title: